EXHIBIT to ITEM 77Q

77Q(b):

Copy of Text Described in Sub-item 77D

Resolution 1

WHEREAS, the investment practices of the PF MFS Mid-Cap Growth and PF MFS Global Growth Funds currently does not permit the Funds to invest in certain types of investments; and

WHEREAS, MFS desires that each such Fund's investment practice be amended to permit investment in (although it is not currently anticipated that they will invest in): corporate asset-backed securities, mortgage-related securities (including collateralized mortgage obligations, mortgage-backed securities, stripped mortgage-backed securities, and pass-through securities), municipal bonds, indexed securities, structured products, inverse floating rate obligations and dollar-denominated foreign debt securities; therefore it is

RESOLVED, that the investment practice of each of the PF MFS Mid-Cap Growth and PF MFS Global Growth Funds be, and hereby is, amended to permit each Fund to invest in: corporate asset-backed securities, mortgage-related securities (including collateralized mortgage obligations, mortgage-backed securities, stripped mortgage-backed securities, and pass-through securities), municipal bonds, indexed securities, structured products, inverse floating rate obligations and dollar-denominated foreign debt securities effective July 1, 2002.

Resolution 2

WHEREAS, the investment practice of the PF MFS Mid-Cap Growth Fund currently does not permit the Fund to invest in mortgage dollar rolls; and

WHEREAS, MFS desires that the Fund's investment practice be amended to permit the PF MFS Mid-Cap Growth Fund to invest in mortgage dollar rolls; therefore it is

RESOLVED, that the investment practice of the PF MFS Mid-Cap Growth Fund be, and hereby is, amended to permit the Fund to invest in mortgage dollar rolls effective July 1, 2002.

Resolution 3

WHEREAS, the investment practice of each of the PF MFS Mid-Cap Growth and PF MFS Global Growth Funds currently allows each Fund to invest up to 5% of its net assets in warrants, and included within such amount, but not to exceed 2% of the value of the Fund's net assets, may be warrants which are not listed on the New York or American Stock Exchanges; and

WHEREAS, MFS Investment Management ("MFS"), Fund Manager of the PF MFS Mid-Cap Growth and PF MFS Global Growth Funds desires that each Fund's investment practice be amended to remove the limitation on investment in warrants and investment in warrants be limited by the Trust's non-fundamental investment restriction; therefore it is

RESOLVED, that the investment practice of each of the PF MFS Mid-Cap Growth and PF MFS Global Growth Funds be, and hereby is, amended to remove the limitation of 5% of their net assets in warrants, and included within such amount, but not to exceed 2% of the value of each Fund's net assets, may be warrants which are not listed on the New York or American Stock Exchanges effective July 1, 2002, and investments in warrants be limited by the Trust's non-fundamental investment restriction to no more than 10% of the market value of such Fund's total assets immediately after and as a result of such purchase.

Resolution 4

WHEREAS, the PF AIM Blue chip Fund currently principally invests in common stocks of blue chip companies, including foreign securities; and

WHEREAS, AIM Capital Management, Inc. ("AIM"), the Fund's sub-adviser, desires to broaden the Fund's principle investments to include convertible securities, derivatives and synthetic instruments that have economic characteristics similar to the Fund's direct blue chip investments; therefore it is

RESOLVED, that the PF AIM Blue Chip Fund may invest in convertible securities, derivative instruments whose value is derived from the value of one or more blue chip securities, and synthetic instruments that have economic characteristics similar to the Fund's direct blue chip investments; and all such investments may be included in determining the percentage of assets invested in blue chip companies.

Resolution 5

WHEREAS, the investment practice of the PF AIM Blue Chip Fund currently allows the Fund to invest up to 25% of its assets in equity and/or debt real estate investment trusts ("REITs"); and

WHEREAS, AIM Capital Management Inc. ("AIM"), manager of the PF AIM Blue Chip Fund, desires that the Fund's investment practice be amended to decrease the limit from 25% to 15% of the Fund's assets in REITs; therefore it is:

RESOLVED, that the investment practice of the PF AIM Blue Chip Fund be, and hereby is, amended to limit the Fund's investments in REITs to 15% of the Fund's assets.

Resolution 6

WHEREAS, the investment practice of the PF PIMCO Managed Bond Fund currently allows the Fund to use derivatives to hedge against changes in currency exchange rates; and

WHEREAS, Pacific Investment Management Company LLC ("PIMCO"), manager of the Fund, desires that the Fund's investment practice be amended to allow the Fund to use foreign currency options and currency forward contracts to increase exposure to foreign currency or to shift exposure to foreign currency fluctuations from one country to another; therefore it is:

RESOLVED, that the investment practice of the PF PIMCO Managed Bond Fund be, and hereby is, amended to allow the Fund to use foreign currency options and currency forward contracts to increase exposure to foreign currency or to shift exposure to foreign currency fluctuations from one country to another subject to each Funds investment limitations as stated in the Trust's prospectus and or Statement of Additional Information and as part of each Fund's 20% limitation on foreign investments.

RESOLVED, that the Chairman, President or any Vice President is directed to include disclosure regarding the risks associated with such investments in the Trust's prospectus and or Statement of Additional Information, as Counsel to the trust deems appropriate.

Resolution 7

WHEREAS, the Fund's nonfundamental investment restriction currently does not permit the PF PIMCO Managed Bond Fund to enter into short sales and short sales against the box; and

WHEREAS, PIMCO desires to amend the Fund's nonfundamental investment restriction to permit the Fund to sell securities short and short against the box; therefore it is

RESOLVED, that the Fund's nonfundamental investment policy be, and it hereby is, amended to permit the PF PIMCO Managed Bond Fund to enter into short sales and short sales against the box.

Resolution 8

WHEREAS, the PF INVESCO Health Sciences Fund ant the PF INVESCO Technology Fund currently principally invest in common stocks; and

WHEREAS, INVESCO Funds Group, Inc. ("INVESCO"), the Funds' sub-adviser, desires to broaden each Fund's principal investments to include derivative instruments that have economic characteristics similar to each Fund's direct investments; therefore it is

RESOLVED, that the PF INVESCO Health Sciences Fund and the PF INVESCO Technology Fund may invest in derivative instruments that have economic characteristics similar to each Fund's direct investments; and all such investments may be included in determining the percentage of assets invested in the sector applicable to each Fund; and

FURTHER RESOLVED, that any officer of the Trust is authorized and directed to take all action, to execute and deliver any instruments and documents, and to take all steps as they deem necessary to implement the forgoing.

Resolution 9

WHEREAS, the new Rule on Investment Company Names, effective July 31, 2002, requires that a Fund either (1) adopt a fundamental policy that states a fund with a name that suggests that the fund focuses its investments in a particular type of investment or in investments in a particular industry invest at least 80% of its assets in the type of investment suggested by the fund's name; or (2) adopt a policy that states the fund will provide notice to shareholders at least 60 days prior to any change to its "80% name test" investment policy; and

WHEREAS, Pacific Life Insurance Company, the Funds' Adviser, recommends that the Funds adopt a policy that states that a Fund will provide notice to shareholders at least 60 days prior to any change to its "80% name test" investment policy; therefore it is

RESOLVED, that the following nonfundamental investment restriction be adopted by the Trust; effective July 1, 2002

(vii) a fund may not change its policy on investing at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in a manner consistent with its name, if the Fund has such a policy, without notifying shareholders at least 60 days prior to the change.

Agenda